EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Synchronoss Technologies, Inc. is filed on behalf of each of us.

Dated: February 10, 2012

INSTITUTIONAL VENTURE PARTNERS XI, L.P.

By: Institutional Venture Management XI, LLC
Its: General Partner

By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE PARTNERS XI GmbH & CO. BETEILIGUNGS KG

By: Institutional Venture Management XI, LLC
Its: Managing Limited Partner

By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE MANAGEMENT XI, LLC

By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE PARTNERS XII, L.P.

By: Institutional Venture Management XII, LLC
Its: General Partner

By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE MANAGEMENT XII, LLC

By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong, Managing Director

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Todd C. Chaffee

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Reid W. Dennis

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Norman A. Fogelsong

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Stephen J. Harrick

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for J. Sanford Miller

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Dennis B. Phelps